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                                                       EXHIBIT 10.2

                      PROVIDENCE JOURNAL COMPANY
                RESTRICTED STOCK UNIT GRANT AGREEMENT
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October 11, 1993



Grantee:
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     Providence Journal Company (the "Company"), pursuant to its Restricted
Stock Unit Plan (the "Plan"), hereby grants to you, ___________________ an award of ____ Restricted Stock Units ("RSUs") under the Plan, on the following terms and conditions:

     1.  Value.  Each RSU will be deemed to be equivalent for valuation purposes
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to (and shall be convertible into, subject to netting, as hereinafter provided)
one (1) share of Class A Common Stock of the Company (or in the discretion of the Company's Executive Committee, one (1) voting trust certificate representing ownership of one (1) share of Class A Common Stock). Such shares or voting trust certificates are herein referred to as the "Shares".

     2.  Vesting.  The grant herein provided is subject to forfeiture prior to
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vesting as provided herein.  You shall become fully vested with regard to your grant of RSUs: -

         (a) On the third anniversary of the date hereof so long as you have continuously been an employee of the Company, a subsidiary or a successor thereto to that anniversary date; or

         (b) Prior to that third anniversary date if you shall die or become totally disabled, or if your employment shall be involuntarily terminated by the Company, a subsidiary or a successor employer other than for cause ("total disability" and "cause" shall have the meanings given to them in the employment policies and other benefit plans of the Company).

Also, if you shall retire prior to that third anniversary date in accordance with the retirement policies of your then employer, your grant of RSUs will vest on the date of retirement on a proportionate basis determined by dividing the number of days of employment after the date hereof by 1,095.

     3.  Forfeiture.  Your grant of RSUs hereunder shall be forfeited if your
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employment by the company, a subsidiary or a successor employer ceases for other than the reasons specified in Section 2(b), above. RSUs which do not vest at retirement under the proportionate vesting provisions of Section 2, shall be

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forfeited.

     4.  Dividend Accruals.  Prior to vesting, the value of your RSU grant shall
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be increased by an amount equal to the number of Shares you will be entitled to receive upon full vesting times the dollar amount of per share dividends declared and paid on the Class A Common Stock of the Company from the date hereof to the date of vesting.

     5.  Transfer Prohibited.  Except to the extent you may sell Shares after
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vesting, neither your RSUs nor any of your rights, privileges and benefits under the Plan or this Agreement may be transferred, sold, assigned, pledged or hypothecated by you, except at your death by will or the laws of descent and distribution.

     6.  Conversion/Payment at Vesting.  Upon vesting, or as soon thereafter as
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is practical, your RSU account, including dividend equivalency accruals, will be valued, based on the then market value of Shares. You will then receive, in actual Shares, the value of that account, after deducting all applicable withholding and other taxes. Fractional Share entitlements will be paid in cash.

     7.  Deferral.  Notwithstanding the foregoing provisions, you will have the
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opportunity to voluntarily defer payout at vesting and the resulting receipt of
Shares (and fractional cash entitlements) by filing a written election with the Company prior to the commencement of the year in which vesting is expected to occur. The written election must state the date to which deferral is to be made. The provisions of Section 4 shall continue to apply during the deferral period after the originally scheduled vesting date.

     8.  Recapitalizations, Etc.  If any change is made in the Shares into which
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RSUs are to be converted (through mergers, consolidation, reorganization, recapitalization, stock split or stock dividend, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), appropriate adjustments shall be made by the Executive Committee of the Board of Directors of the Company as to the number of RSUs in your account (and thus the number of Shares to which you shall be entitled upon vesting). Adjustments shall be made on the basis of the value of the Shares immediately prior to the time of such a change.

     9.  Successors to Assume.  If as a result of a reorganization, business
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combination or like transaction, a corporation or other entity other than the
Company or a subsidiary is to employ you, the Company will require such successor employer to assume the Company's obligations hereunder and to provide shares of its common stock for issuance to you upon vesting pursuant hereto, appropriate adjustments in the number of shares to be made as provided in
Section 8.

     10.  Restrictions on Shares.  The company contemplates that
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the issuance of the Shares to which you will be entitled pursuant to this
Agreement will not be registered under the Securities Act of 1933 (and applicable state securities laws), but instead will be issued in a private placement transaction. Accordingly, you hereby agree, and will be asked to reconfirm at the time of vesting:

         (a) that you will acquire the Shares to be issued to you for investment and not with a view to resale or distribution; and

         (b) that you will sell, assign, transfer or pledge the Shares only either (i) upon receipt by you and the Company of an opinion of counsel for the Company (or its successor) or of other counsel satisfactory to the Company (or such successor) that your proposed disposition or pledge of the Shares may be effected without registration under said Securities Act of 1933 and said applicable state securities laws or (ii) a registration statement covering your disposition transaction has become effective and it then in effect.

     11.  Legend and Share Certificates.  Each certificate representing Shares
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of the Company issued in accordance with the terms of this Agreement shall be stamped with a legend in substantially the following form:

         "These Shares were issued in a private placement without registration under the Securities Act of 1933, and the transfer of the shares of stock represented by the within certificate is prohibited, except under certain conditions, as described in a Restricted Stock Unit Grant Agreement between the Company and the holder hereof, a copy of which is on file in the office of the Company."

     12.  Plan Administration and Terms.  This Agreement is subject to the terms
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and conditions of the Plan itself, a copy of which has been provided to you.
Plan administration will be under the direction of the Executive Committee of the Company's Board of Directors. If the Company (or any successor employer does not have an Executive Committee, administrative direction (and the power to act under Section 13, below) shall be the responsibility of the Board of Directors of the Company or such successor (which responsibility may be delegated in turn to a Compensation or like committee).

     13.  Disputes.  Any dispute or disagreement which shall arise under, or as
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a result of, or pursuant to, this Agreement shall be determined by the Executive
Committee of the Board of Directors of the Company in its absolute and uncontrolled discretion, and any such determination or any other determination by the Board of Directors under or pursuant to this Agreement and any interpretation by the Executive Committee of the terms of this Agreement, shall be final, binding and conclusive on all persons affected thereby.

     14.  Specific Performance.  It is agreed that the parties
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hereto may have specific performance as a remedy for the enforcement hereof.

     15.  Amendment; Governing Law.  This Agreement may be altered, amended or
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terminated only by written instrument signed by each of the parties hereto, or their successors, executors, administrators or assigns, and this Agreement shall be governed by the laws of the State of Rhode Island.

     16.  Conflict.  In the event of any conflict between the provisions of this
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Agreement and the Charter or By-laws of the Company, the provisions of this
Agreement shall be deemed to govern.

     17.  Direction to Personal Representatives.  You agree that in any last
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will and testament prepared after the date hereof you will direct your executor or personal representative to carry out all of the provisions of this Agreement, but failure so to direct shall in no way affect the validity of this Agreement.

     18.  Successors.  This Agreement shall be binding upon shall inure to the
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benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns, and the parties hereto and said heirs, executors, administrators, personal representatives, successors and assigns agree to execute any instrument which may be necessary or proper to carry out the purposes and intent hereof.

     19.  Notices.  Any notice which either party hereto may be required or
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permitted to give to the other shall be in writing and may be delivered personally or by mail, postage prepaid, addressed as follows: if to the Company, to its Chairman, 75 Fountain Street, Providence, Rhode Island 02902, or at such other address as the Company by notice to you may designate in writing from time to time; or if to you, at your address as shown on the records of the Company, or at such other address as you, by notice to the Chairman of the Company, may designate in writing from time to time.

                                       Very truly yours,

                                       PROVIDENCE JOURNAL COMPANY


                                       By:______________________________


     The undersigned accepts the foregoing grant and agrees to all the terms and conditions thereof.

Dated:__________________, 1993         ___________________________________
                                       Grantee

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